UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022 (July 18, 2022)

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)

000-55760	47-3945882
(Commission File Number)	(I.R.S. Employer Identification No.)

30 W 4th Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 8.01. Other Events.

Recommendation to Reject Mini-Tender Offer

On July 18, 2022, Mobile Infrastructure Corporation (the “Company”) circulated a letter to its stockholders setting forth the reasons for the recommendation by the Board of Directors (the “Board”) of the Company that the Company’s stockholders reject the unsolicited “mini-tender” offer by affiliates of MacKenzie Capital Management, LP (the “Bidder”) for up to 103,500 shares of the Company’s common stock, par value $0.0001 per share, which represents approximately 1.33% of the outstanding shares of the Company’s common stock, and up to 1,070 shares of the Company’s series 1 convertible redeemable preferred stock, par value $0.0001 per share (the “Series 1 Preferred Stock”), or the Company’s series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), which represents 2.51% of the outstanding shares of the Series 1 Preferred Stock and Series A Preferred Stock combined, each as of July 18, 2022. The Board does not endorse the Bidder’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares to the Bidder. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Pacific Time, on August 30, 2022, in accordance with the Bidder’s offering documents.

The letter to stockholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibits	Description
99.1	Letter to Stockholders, dated as of July 18, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

/s/ Stephanie Hogue By: Stephanie Hogue
Title: President and Interim Chief Financial Officer

 Dated: July 20, 2022